                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus/Joint Proxy Statement of Second Bancorp Incorporated for the registration of 4,200,000 shares of its common stock for the merger of Trumbull Financial Corporation and to the incorporation by reference therein of our report dated January 19, 1998, with respect to the consolidated financial statements of Second Bancorp Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  Ernst & Young LLP


Cleveland, Ohio

September 15, 1998